                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 24, 2005

                         WARP TECHNOLOGY HOLDINGS, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Nevada                  000-33197               88-0467845
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        (State of           (Commission File No.)         (I.R.S.
     Incorporation)                                       Employer
                                                       Identification
                                                           Number)


                151 Railroad Avenue, Greenwich, Connecticut 06830
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                    (Address of Principal Executive Offices)

                                 (203) 422-2950
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              (Registrant's Telephone Number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.


     (c)


      Brian Sisko has been appointed Chief Operating Officer of the Warp Technology Holdings, Inc. (the "Company"). Mr. Sisko has 20 years of experience in the areas of corporate finance, mergers and acquisitions and strategic development. During the past several years, Mr. Sisko has served as an advisor and strategic management consultant to a variety of public and private companies, including the Company. He was previously Managing Director of Katalyst, LLC, a venture capital and operational advisory firm where he was responsible for business development and client/portfolio company engagement management in that firm's Philadelphia and Boston offices. Mr. Sisko also previously served as Senior Vice President - Corporate Development and General Counsel of National Media Corporation, a large public company with international operations. In addition, Mr. Sisko was a partner in the Corporate Finance/Mergers and Acquisitions practice group of the Philadelphia-based law firm, Klehr Harrison, Harvey Branzburg & Ellers. Mr. Sisko also teaches as an adjunct professor in the MBA program of the Fox School of Business at Temple University. He earned his Juris Doctorate from The Law School of the University of Pennsylvania and his B.S. from Bucknell University.


      Mr. Jeff Bailey, Chief Executive Officer of the Company's subsidiary Gupta Technologies, LLC ("Gupta"), has been appointed interim Chief Financial Officer and Principal Financial Officer for the Company.


      During the past several years, Mr. Bailey has led Gupta as its Chief Executive Officer, responsible for guiding Gupta's strategic direction as well as day-to-day operations. Mr. Bailey has over 25 years of experience in corporate finance, accounting and operations. Before joining Gupta, he served as vice president of finance and CFO at Vivant Corporation, where he played a major role in the company's development. Prior to that, he held positions as vice president of finance and CFO at Uniteq Application Systems Inc. and Phoenix Network Inc. He earned his B.S. in Business Administration from the University of California, Berkeley, and is a certified public accountant.


      Mr. Takeshi Taniguchi, Corporate Controller of Gupta, has been appointed interim Principal Accounting Officer for the Company.


      Since July 2004, Mr. Taniguchi has served as Corporate Controller of Gupta, responsible for the overall financial management of Gupta. Mr. Taniguchi has worked at Gupta or its predecessors since 2000, serving as a senior financial analyst prior to his current position. He earned his Master of Business Administration from the University of Nevada, Reno, and is a Certified Management Accountant.


(d)

      The Company's Board of Directors ("Board") has elected the following three individuals to fill vacancies on the Board.


      Mr. John Boehmer is an executive recruitment and human resources professional with more than 20 years experience. Mr. Boehmer is a Managing Director with Korn/Ferry International. Prior to joining Korn/Ferry in 2003, Mr. Boehmer was the founder and managing Director of Matlin Partners LLC. Previously, Mr. Boehmer served as Vice President of Executive Recruiting at Internet Capital Group. Mr. Boehmer holds a B.A. from Denison University.


      Mr. David Howitt is the founder, President and CEO of The Meriwether Group, Inc., a boutique brand consulting and marketing firm. Mr. Howitt's prior experience includes serving as director of licensing and business development at adidas America, Inc. Mr. Howitt also worked for several years as corporate counsel with adidas. Mr. Howitt holds a B.A. from Denison University, and a J.D. from the Lewis & Clark Northwestern School of Law.


      Mr. Howitt has invested in ISIS Acquisition Partners II, LLC, ("IAP II") an entity which has invested in the Company. IAP II is managed by ISIS Capital Management, LLC ("ISIS"). The managing members of ISIS are Mr. Rodney A. Bienvenu, Jr., Chairman and Chief Executive Officer of the Company, and Mr. Ernest C. Mysogland, the Company's Chief Legal Officer.


      Mr. Mark Lotke is a General Partner with FTVentures in New York. Prior to joining FTVentures, Mr. Lotke's experience includes serving as a General Partner with Pequot Ventures, a General Partner with Covalent Partners, and a Managing Director with Internet Capital Group. Mr. Lotke also worked for several years as a principal with General Atlantic Partners. Mr. Lotke holds a Masters in Business Administration from the Stanford University Graduate School of Business, and a B.S. from the Wharton School of the University of Pennsylvania.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2005


WARP TECHNOLOGY HOLDINGS, INC.


By: /s/ Ernest C. Mysogland

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Name: Ernest C. Mysogland

Title: Executive Vice President,
Chief Legal Officer and Secretary